                                                                    EXHIBIT 99.1


                                 LEASE AGREEMENT

                                 By and between

                            EASTPARK GROUP II L.L.C.

                                     LESSOR

                                       AND


                            ABB POWER T&D COMPANY INC


                                     LESSEE


                             Dated as of May 6, 1997
















                (C) 1997 Capital Associates. All rights reserved.

ARTICLE 1
         LEASED PREMISES
                1.01     Leased Premises ..................................................1

ARTICLE 2
         BASIC LEASED PROVISIONS
                2.01     Basic Leased Provisions...........................................1

ARTICLE 3
         TERM AND POSSESSION
                3.01     Term .............................................................2
                3.02     Commencement .....................................................2
                3.03     Lessee's Delay ...................................................2
                3.04     Lessee's Possession ..............................................2
                3.05     Confirmation of Dates ............................................2
                3.06     Holdover .........................................................2

ARTICLE 4         RENT AND SECURITY DEPOSIT
                4.01     Base Rent.........................................................2
                4.02     Payment of Rent...................................................2
                4.03     Intentionally Deleted ............................................2
                4.04     Intentionally Deleted ............................................2
                4.05     Intentionally Deleted ............................................3
                4.06     Net Lease ........................................................3
                4.07     Intentionally Deleted ............................................3
                4.08     Late Charge ......................................................3

ARTICLE 5
         SERVICES
                5.01     Services......... ................................................3
                5.02     Interruption of Services .........................................3
                5.03     Additional Charges ...............................................3
                5.04     Sewer Easement ...................................................4

ARTICLE 6
         USE AND OCCUPANCY
                6.01     Use...............................................................4
                6.02     Care of the Leased Premises ......................................4
                6.03     Entry for Repairs and Inspection .................................4
                6.04     Compliance with Laws .............................................4
                6.05     Intentionally Deleted ............................................5
                6.06     Peaceful Enjoyment ...............................................5

ARTTICLE 7
         ALTERATIONS AND REPAIRS
                7.01     Alterations ......................................................5
                7.02     Repairs and Maintenance by Lessee ................................5
                7.03     Maintenance/Service Contract .....................................6

ARTICLE 8
         CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY
                8.01     Condemnation .....................................................6
                8.02     Damages from Certain Causes ......................................6
                8.03     Fire Cause .......................................................6
                8.04     Insurance Policies ...............................................7
                8.05     Hold Harmless ....................................................7
                8.06     Waiver of Subrogation Rights .....................................7
                8.07     Limitation of Lessor's Personal Liability ........................7

ARTICLE 9
         LESSOR'S LIEN, DEFAULT, REMEDIES AND SUBORDINATION
                9.02     Default by Lessee ................................................8
                9.03     Non Waiver .......................................................8
                9.04     Attorneys' Fees ..................................................8
                9.05     Subordination; Estoppel Certificate ..............................8
                9.06     Attornment .......................................................8

ARTICLE 10
         ASSIGNMENT AND SUBLEASE
                10.01    Sublease .........................................................9
                10.02    Assignment by Lessor .............................................9

ARTICLE 11
         NOTICES AND MISCELLANEOUS
                11.01    Notices ..........................................................9
                11.02    Miscellaneous ...................................................10

ARTICLE 12
         ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES
                12.01 ENTIRE AGREEMENT AND LIMITATION OF WARRENTIES.......................12




                                    EXHIBITS


          A-1       Schematic PLAN(s) OF THE Leased Premises
          A-2       The Land
          B         Acceptance of Leased Premises Memorandum
          C         Work Letter Agreement
          D         Technical Data
          E         Development Schedule                  ,
          F         Form of Estoppel Certificate
          G         Renewal Options
          H         Intentionally Deleted
          I         Letter of 'Credit
          J         Preliminary Space Plan
          K         Modifications to the Shell Condition

LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into on this 6th day of MAY , 1997 by and between Eastpark Group II, L.L.C., a North Carolina limited liability company ("Lessor"), and ABB Power T&D Company Inc., a Delaware Corporation ("Lessee"), on the terms and conditions set forth below.

                                    ARTICLE 1
                                 LEASED PREMISES


         1.01 Leased Premises. Lessor leases to Lessee and Lessee leases from Lessor the space (the "Leased Premises") set forth in Subsections (a) and (b) of the Basic Lease Provisions below and shown on the schematic plan(s) attached hereto as Exhibit A-l upon the terms and conditions set forth in this Lease. The building in which the Leased Premises are located, the land on which the building is located (described ON EXBIBITA-2 attached hereto), the parking facilities and all improvements and appurtenances to the building are collectively referred to as the "Building". The Building and any larger complex of which the Building is a part are collectively referred to as the "Project".

                                    ARTICLE 2
                             BASIC LEASE PROVISIONS

         2.01 Bask Lease Provisions. The following provisions set forth various basic terms of this Lease and are sometimes referred to as the "Basic Lease Provisions".

                (a)      Building  Name:                         Rogers 2

                         Address:                                ___ South Rogers Lane (address to be verified)
                                                                 Raleigh, North Carolina 27610


                (b)      Floor(s) Rentable Area:                 Ground
                                                                 58,926 square feet


                (c)      Total Rentable Area of Building:        58,926 square feet

                (d)      Monthly Base Rent:                      $35,583.33/Month   (Months  1-7)
                                                                 $41,935.67/Month   (Months 8-12)
                                                                 $43,193.74/Month   (Months 13-24)
                                                                 $44,489.55/Month   (Months 25-36)
                                                                 $45,824.24/Month   (Months 37-48)
                                                                 $47,198.97/Month   (Months 49-60)
                                                                 $48,614:94/Month   (Months 61-72)
                                                                 $50,073.38/Month   (Months 73-84)
                                                                 $51,575.59/Month   (Months 85-86)

                (e)      Parking                                 280 spaces (minimum)
                         Monthly Rent per Parking Space:                 $0.00

                (f)      Term:                                   Seven (7) Years and Two (2) Months

                         Target Commencement Date:               December 15, 1997
                         Target Expiration Date:                 February 28, 2005




(See EXHIBIT B. for confirmation of the actual Commencement Date and Expiration Date of this Lease.)

                (h) Security Deposit            None
                (i)  Permitted Use:             Any lawful purpose including,
                                                but not limited to office, light
                                                manufacturing and distribution

                (j) Addresses for notices and other communications under this
                Lease:

                Lessor:                         Lessee:

                Eastpark Group II, L.L.C.       ABB Power T&D Company Inc.
                c/o Capital Associates          201 South Rogers Lane
                1100 Crescent Green, Suite 115  Raleigh, NC 27610
                Cary, NC275H                    ATTN: Controller's Dept.
                ATTN: Thomas R. Huff
                                                With a copy to:
                                                ABB Power T&D Company Inc.
                                                1021 Main Campus Drive

                                                Raleigh, NC 27606 - ATTN;
                                                Legal Dept.

                (k)      Lessee's Broker:       Commercial Carolina Corporation

                                    ARTICLE 3
                               TERM AND POSSESSION

         3.01 TERM. This Lease shall be and continue in full force and effect for the term set forth in Subsection 2.01(f). Subject to the remaining provisions of this Article, the Term shall commence on the Target Commencement Date shown in Subsection 2.01 (g) and shall expire, without notice to Lessee, on the Target Expiration Date shown in Subsection 2.01(g); Such term, as it may be modified, renewed and extended, is herein called the "Term".

         3.02 COMMENCEMENT. Subject to Section 3 .03. hereof, if on the Target Commencement Date any of the work described in EXHIBIT C that is required to be performed by Lessor at Lessor!s expense to prepare the Leased Premises for occupancy has not been substantially completed, or if Lessor is unable to tender possession of the Leased Premises to Lessee on the specified date due to any other reason beyond the reasonable control of Lessor, the hereinafter defined Commencement Date (and commencement of installments of Base Rent) shall be postponed until the work to be performed in the Leased Premises at Lessor's expense is substantially completed, and the postponement shall operate to extend the Expiration Date in order to give full effect to the stated duration of the Term. Except as otherwise provided in item 10 in Exhibit C the deferment of installments of Base Rent shall be Lessee's exclusive remedy for post ponement of the Commencement Date, and Lessee shall have no, and waives any, claim against Lessor because of any such delay. If requested in writing by Lessee, Lessor shall provide a certificate of substantial completion from Lessor's architect and a certificate of occupancy from the City of Raleigh for the Leased Premises, effective as of the Commencement Date.


         3.03 LESSEE'S DELAY. No delay in the completion of the Leased Premises resulting from delay or failure on the part of Lessee in furnishing information or other matters required in EXHIBIT .C. and no delay resulting from the completion of work, if .any, that is to be performed at Lessee's expense pursuant to EXHIBIT C shall delay the Commencement Date, Expiration Date or commencement of payment of Rent (as defined in Subsection 4.02 below).

         3.04 LESSEE'S POSSESSION. Subject to Section 7 OF EXHIBIT C attached hereto, if, prior to the Commencement Date, Lessee shall enter into possession of all or any part of the Leased Premises, the Term, the payment of monthly installments of Base Rent and all other obligations of Lessee to be performed during the Term shall commence on, and the Commencement Date shall be deemed to be, the date of such entry; provided, no such early entry shall operate to change the Expiration Date. Lessor and Lessee hereby agree that Lessee's entry onto the Leased Premises and its commencement of work thereon, shall not constitute possession under this Section 3,04.

         3.05 CONFIRMATION OF DATES. The actual commencement date ("Commencement Date") and actual expiration date ("Expiration Date") shall be confirmed by Lessee by execution of the Acceptance of Leased Premises Memorandum attached hereto as EXHIBIT B.

         3.06 HOLDOVER. If Lessee shall remain in possession of the Leased Premises after the expiration or earlier termination of this Lease, Lessee shall be deemed a tenant-at-sufferance, terminable at any time on one (1) day's notice, and shall pay daily rent at 150% of the per day Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, but otherwise shall be subject to all of the obligations of Lessee under this Lease. Additionally, Lessee shall pay to Lessor all damages (including consequential damages) sustained by Lessor as a result of the holding over by Lessee.



                                    ARTICLE 4

                            RENT AND SECURITY DEPOSIT

         4.01 BASE RENT. Lessee agrees to pay to Lessor rent ("Base Rent") throughout the Term in the amount of the Monthly Base Rent set forth in Subsection 2.01 (d) subject to adjustment as provided in this Lease. Monthly Base Rent shall be payable in the amount set forth in Subsection 2.01(d) ("Monthly Base Rent") in advance and without demand, on the first day of each calendar month during the Term. If the Commencement Date is not the first day of a month, Lessee shall be required to pay on the Commencement Date a pro rata portion of the MontUy Base Rent for the first partial month of the Term.

         4.02 PAYMENT OF -RENT. As used in this Lease, "Rent" shall mean the Base Rent, Additional Rent (defined below) and all other amounts required to be paid by Lessee in this Lease. The Rent shall be paid at the times and in the amounts provided herein in legal tender of the United States of America to Lessor at its address specified in Subsection 2.0l(j) above, or to such other person or at such other address as Lessor may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction or offset except as may be expressly set forth in this Lease,

         4.03     INTENTIONALLY DELETED.

         4.04     INTENTIONALLY DELETED. .

         4.05     INTENTIONALLY DELETED.        .

         4.06 NET LEASE. It Is the intention of Lessor and Lessee that, except for the costs and expenses specifically provided for herein to the contrary, all costs, expenses and obligations of every kind relating directly or indirectly in any way, foreseen or unforeseen, to Lessee's use, occupancy, possession, maintenance, repair and replacement of the Leased Premises, or any part thereof,
which may arise or become due     the Term be paid by Lessee and that Lessor
shall be indemnified by Lessee therefrom. Notwithstanding the foregoing, Lessor shall pay all expenses for structural repair of the roof deck, exterior walls, structural steel, floor slab, foundations, utility services from the right-of-way to the building exterior, and paving that do not constitute Lessee's repairs and maintenance obligations pursuant to Section 7.02 and are not covered by warranty as more specifically described In Section 8 of Exhibit C attached hereto, excluding any structural repairs for damage caused by Lessee, Its agents, contractors or employees or resulting from Information or specifications provided by Lessee to Lessor or Lessor's agents, contractors or employees (hereinafter collectively referred to In this Lease as "Extraordinary Structural Expense Items").

         4.07     INTENTIONALLY DELETED.

         4.08 LATE CHARGE, If Lessee fails or refuses to pay any installment of Rent within five (5) business days after its due date, Lessor, at Lessor's option, shall be entitled to collect a late charge of five percent (5%) of the amount of the late payment to compensate Lessor for the additional expense Involved in handling delinquent payments and not as interest. If the payment of a late charge required by this Section Is found to constitute interest notwithstanding the contrary intention of Lessor and Lessee, the late charge shall be limited to the maximum amount of Interest that lawfully may be collected by Lessor under applicable law, and if any payment is determined to exceed such lawful amount, the excess shall be applied to any unpaid Rent then due and payable hereunder and/or credited against the next succeeding installment of Rent payable hereunder. If all Rent payable hereunder has been paid In full, any excess shall be refunded to Lessee. Lessee shall reimburse Lessor for any processing fees charged to Lessor and paid by Lessor as a result of Lessee's checks having been returned for Insufficient funds. This provision shall not be deemed to condone the late payment of any monetary obligations, and shall not be construed as giving Lessee an option to pay late by paying the late charge. Instead, all funds are due at the times specified in this Lease without any grace period.

                                    ARTICLE 5

                                    SERVICES

         5.01 SERVICES. From and after the Commencement Date, Lessee covenants and agrees to pay or cause to be paid directly to the supplier all rents, charges and rates for all utility services related to Lessee's use of the Leased Premises, including, without limitation, gas, electricity, water, sewer, telephone and the like, Including all utilities necessary for heating and air conditioning the Leased Premises. If Lessee fails to pay any utility bills when due, Lessor shall have the right, after giving Lessee twenty. (20) days written notice of Its failure to pay such utility bills, to thereafter pay such delinquent utility bills. Lessee shall reimburse Lessor, within twenty (20) days of receipt of Lessor's invoice, for the amount of such delinquent utility bills paid by Lessor together with interest on the sums advanced at the rate of the lesser of fourteen percent (14%) (but not less than the prime interest rate plus two (2) percent) per annum or the highest rate allowed by applicable law. Such sums shall be added to the Rent next due hereunder and shall become Additional Rent for the purposes hereof.

         .5.02 INTERRUPTION OF SERVICES, Except as may be caused by the negligence of Lessor or Lessor's contractors, Lessor shall have no liability to Lessee for disruption, Interruption or curtailment, of any utility service to the Leased Premises, whether or not furnished by Lessor, and in no event shall such disruption, interruption or curtailment constitute constructive eviction or entitle Lessee to an abatement of rent or other charges, Notwithstanding anything to the contrary contained herein, If such services are interrupted and require repair of Extraordinary Structural Expense Items as set forth in Section 4.06, then Lessor shall commence and complete repair of such Items with due diligence after notification by Lessee, even if such notice occurs after normal business hours. If Lessor fails to commence and complete repairs with due diligence, then Lessee may make any necessary repairs to such Extraordinary Structural Expense Items and Lessor shall reimburse Lessee for all actual reasonable expenses.

         5.03 ADDITIONAL CHARGES. In the event that any charge or fee Is required after the Commencement Date by either the City of Raleigh or the State of North Carolina, or by any agency, subdivision or instrumentality thereof, or by any utility company furnishing services or utilities to the Leased Premises, as a condition precedent to furnishing or continuing to furnish utilities or. services to the Leased Premises, such charge or fee shall be deemed to be a utility charge payable by Lessee. The provisions of this shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Leased Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change In the facilities necessary to provide the Leased Premises with adequate utility services. In the event that Lessor has paid any such charge or fee after the Commencement Date, Lessee shall reimburse Lessor for such utility charge with the payment thereof to be Additional Rent for purposes hereof. Lessor hereby represents and warrants that, to Its knowledge as of the date hereof, It Is not aware that the City of Raleigh or the State of North Carolina, or any agency, subdivision or instrumentality thereof-or any utility company furnishing utilities or services to the Leased Premises Is contemplating such a charge or fee. Lessee shall pay a pro rata share of all charges or fees for items which are capital In nature. Such share shall be determined by dividing the number of years remaining in the Term, including any extensions or renewals already exercised by Lessee, by the remaining years of useful life of the Building, which the parties be twenty (20) years from the Commencement Date. If any such pro rata share is paid by Lessee prior to Lessee's exercise of any renewal hereunder and Lessee thereafter elects to renew the Lease, Lessee shall pay or reimburse Lessor for an additional pro rata of all charges or fees for items which are capital in nature at the time of Lessee's election based upon the number of years in the renewal term and determined as otherwise set forth in this Notwithstanding the foregoing, Lessee shall pay all charges or fees for capital Items which are required because of the nature of Lessee's use of the Leased Premises.




Page3

Notwithstanding anything to the contrary, Lessor is obligated to provide water, sewer, gas, and electric services on the Commencement Date adequate to satisfy the requirements of the Work Letter Agreement in Exhibit C: provided however, Lessee shall pay all costs, including any security deposits, associated with transferring utility services from Lessor or Lessor's contractor to Lessee,

         5.04 SEWER EASEMENT. Lessee hereby acknowledges that the City of Raleigh owns a sewer easement adjacent to the Building and that additional sewer lines may be installed during the Term. Lessor shall pay air costs not paid by the City of Raleigh, if any, to restore the property to its original condition after completion of such installation. Furthermore, Lessor and Lessee shall use their best efforts to cooperate with each other and with the City of Raleigh in order to coordinate the installation of the sewer lines in such a way as to minimize any damage or disruption of Lessee's business. However, Lessor shall have no liability to Lessee for any damage or disruption of its business as a result of the installation of additional sewer lines, and in no event shall any such damage or disruption constitute constructive eviction or entitle Lessee to an abatement of Rent or other charges. Lessor hereby represents and warrants that, to its knowledge, as of the date hereof, there are no other sanitary sewer easements other than the sanitary sewer easement shown on Exhibit A-2. which is incorporated herein by reference in its entirety.

                                    ARTICLE 6

                                USE AND OCCUPANCY

         6.01 USE. The Leased Premises are to be used and occupied by Lessee (and its permitted assignees and subtenants) solely for the purpose specified in Subsection 2.01(i) and for no other purpose. Lessee agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous. Lessee further agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any adjoining owner, tenant, or Lessor in its operation of the Building. Lessor acknowledges that Lessee is a manufacturing company.

         6.02 CARE OF THE LEASED PREMISES, (a) Lessee shall not commit or allow to be committed any waste or damage to any portion of the Leased Premises or the Building nor permit or suffer any overloading of the floors or other use of the improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed, and, at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver up the Leased Premises to Lessor in as a good condition as existed on the date of possession by Lessee, ordinary wear and tear excepted. Upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

                  (b) Lessee covenants not to use, suffer or permit the Leased Premises, or any portion thereof, to be used by Lessee, any third party or the public in such manner as might reasonably tend to impair Lessor's title to the Leased Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Leased Premises, or any portion thereof. Lessee shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Lessor in the Leased Premises for any claim in favor of any person dealing with Lessee including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the interest of Lessee in the Leased Premises. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed; or materials furnished in connection with any work performed as authorized by or on behalf of Lessee on the Leased Premises and that it will save and hold Lessor harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Leased Premises or Lessee's interest therein or against the rights, titles and interests of the Lessor in the Leased Premises or under the terms of this Lease,

         6.03 ENTRY FOR REPAIRS AND INSPECTION. Lessee shall permit Lessor and its contractors, agents and representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect the same or show the same to prospective tenants or purchasers, and for any other purpose as Lessor may deem necessary or desirable. Lessee shall not be entitled to any abatement or reduction of Rent by reason of any such entry. Notwithstanding the foregoing, Lessee has the right to exclude any competitor of Lessee from Lessee's manufacturing and assembly process within the Leased Premises. In addition, Lessor agrees that Lessor will not knowingly permit photographs or videos to be taken of Lessee's manufacturing and assembly process within the Leased Premises without Lessee's prior written approval, such approval not to be unreasonably withheld. Photographs taken of the exterior of the Building and any generic areas inside of the Leased Premises shall not be a violation of the foregoing provision.

         6.04 COMPLIANCE WITH LAWS. Except as herein below set forth regarding compliance of the physical structure of the Building with the applicable requirements of the Americans with Disabilities Act and the implementing regulations (the "ADA"), Lessee shall comply with and Lessee shall cause its visitors, employees, contractors, agents and invitees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises, including, without limitation, all local, state and federal environmental laws. With regard to the physical structure of the Building, Lessor agrees to use good faith and due diligence to undertake those actions that are "readily achievable" (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Building into compliance with the applicable requirements of the ADA in effect as of the Commencement Date, unless the Building's failure to be in compliance with the applicable requirements of the ADA is due to information or specifications supplied by Lessee in the Technical Data or otherwise, in which event, Lessee shall pay the cost of bringing the physical structure of the Building into compliance with the applicable requirements of the ADA, but only to the extent that such Lessee-supplied Technical Data has caused the Building to be in non-compliance. If it is determined that for any reason, other than any act or omission of Lessee, Lessor shall have failed to cause the physical structure of the Building to have been brought into compliance with the ADA as of the Commencement Date (to not less than the minimum applicable standards required under applicable regulations then in effect), then Lessor, as its sole obligation, will take the action(s) necessary to cause the physical structure of the Building to so comply, and Lessee acknowledges and agrees that Lessor has and shall have no other obligation or liability whatsoever to Lessee, or to anyone claiming by or through Lessee regarding any failure of the Leased Premises or the activities therein to comply with the applicable requirements of the ADA, Following the Commencement Date, if new laws and/or regulations or subsequent interpretation or re-interpretation of existing laws and/or regulations results in the failure of the physical structure of the building exterior to comply with applicable provisions of the ADA, then Lessee shall be obligated to pay a pro rata share of the cost of bringing the physical structure of the building exterior into such compliance. Such share shall be determined by dividing the number of years remaining in the Term, including any extensions or renewals already exercised by Lessee, by the remaining years of useful life of the Building, which the parties agree shall be twenty (20) years from the Commencement Date. If any such pro rata share is paid by Lessee prior to Lessee's exercise of any renewal option hereunder and Lessee thereafter elects to renew the Lease, Lessee shall pay or reimburse Lessor for an additional pro rata share of all charges or fees for items which are capital in nature at the time of Lessee's election based upon the number of years in the renewal term and determined as otherwise set forth in this Section _6.04. Following the Commencement Date, Lessor shall have no obligation with regard to the failure of the building interior to comply with applicable provisions of the ADA due to subsequent new laws and/or regulations or interpretation or re-interpretation of existing laws and/or regulations.

         6.05     INTENTIONALLY DELETED

         6.06 PEACEFUL ENJOYMENT. Lessor covenants that Lessee shall and may peacefully have, hold and enjoy the Leased Premises, subject to the terms of this Lease, provided Lessee pays the Rent and other sums required to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of Lessor's interest in the Building. Lessor shall not be responsible for the acts or omissions of any third party that may interfere with Lessee's use and enjoyment of the Leased Premises.'

                                    ARTICLE 7
                             ALTERATIONS AND REPAIRS

         7.01 ALTERATIONS. Lessee shall make no material alterations, installations, additions or improvements to the Leased Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. For purposes of this Section 7.01. a material alteration, installation, addition or improvement to the Leased Premises would include, without limitation, any exterior alteration; any demolition or construction of interior millwork, partitions, doors or ceilings; or any modification of plumbing, fire protection, HVAC or electrical systems. For purposes of this Section 7.01, a material alteration, installation, addition or improvement to the Leased Premises would not include, among other things, adding communication outlets, shifting lay-in light fixtures, repainting walls and frames (but not doors), and installing wallcovering. All such work shall be designed and made in a manner satisfactory to Lessor. All alterations, installations, additions and improvements (including, without limitation, paneling, partitions, millwork and fixtures; but excluding Lessee's furniture and equipment, telephone and public address equipment, master clock and security equipment, and similar equipment special to Lessee which costs were paid for or reimbursed by Lessee) made by or for Lessee to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Lessor at the expiration or termination of this Lease or the termination of Lessee's right to possession of the Leased Premises; provided, Lessor may require Lessee to remove any or all of such alterations or Extra Work, as defined in EXHIBIT C upon the expiration or termination of this Lease or the termination of Lessee's right to possession of the Leased Premises in order to restore the Leased Premises to a condition consistent with the original Technical Data, as defined in EXHIBIT C. Lessee shall bear the costs of removal of any alterations or Extra Work required to be removed by Lessor or of Lessee's property from the Leased Premises and of all resulting repairs to the Leased Premises. All of such alterations, Extra Work and property shall be removed by the Expiration Date. All work performed by Lessee with respect to the Leased Premises shall: (a) not alter the exterior appearance of the Building or adversely affect the structure, safety, systems or services of the Building; (b) comply with all Building safety, fire and other codes and governmental and insurance requirements; (c) be completed promptly and in a good and workmanlike manner; (d) be performed, using Lessee's best efforts, in such a manner that does not cause interference or disharmony with any labor used by Lessor, Lessor's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and (e) not cause any mechanic's, materialman's or other similar liens to attach to Lessee's leasehold estate. Lessee shall not permit, or be authorized to permit, any liens (valid or alleged) or other claims to be asserted against Lessor or Lessor's rights, estates and interests with respect to the Building or this Lease in connection with any work done by or on behalf of.Lessee, and Lessee shall indemnify and hold Lessor harmless against any such liens.

         7.02 REPAIRS AND MAINTENANCE BY LESSEE. Lessee, at its sole cost and expense, throughout the term of this Lease, covenants and agrees to take good care of the Leased Premises, and shall keep the same in good order, condition and repair, and irrespective of such agreement to repair, shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description, excluding repairs for Extraordinary Structural Expense Items as set forth in Section 4.06. Further, Lessee shall keep the Leased Premises safe for human occupancy and use. When used in this Subsection 7.02. "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, and Lessee's repair and maintenance obligations shall include, without limitation, mulching, watering, fertilizing, cutting, pruning and replacing landscaping; caulking joints at concrete tilt-wall panels, soffits, fascias and storefront door and window frames; painting concrete tilt-wall panels and steel bollards, stairs, doors and frames; cleaning doors and windows; cleaning, caulking, patching, sealing, and striping of sidewalks and paving (to the extent that paving failure is not due primarily to failure of the subgrade); and patching and repair of the roof membrane and flashing. Lessee's duty to maintain the heating and air conditioning systems shall specifically include the duty to inspect such systems, replace filters as recommended and to perform other recommended periodic servicing. Lessee shall be solely responsible for any janitorial service to the Lease Premises. All repairs made by Lessee shall be at least equal in quality and cost to the original work and shall be made by Lessee in accordance with all laws, ordinances and regulations, whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for Improvements of similar construction and class, provided that Lessee shall in any event make all repairs necessary to avoid any structural damage or. other damage or injury to the Leased Premises. Lessee's obligations hereunder are subject to the terms of Section 8 of EXHIBIT C to this Lease, All repairs for Extraordinary Structural Expense Items, as set forth in Section 4.06, shall be made by Lessor or at Lessor' expense in A timely manner. In addition, Lessor will give Lessee reasonable advance written notice of any repair or replacement which may materially interfere with Lessee's business activities in the Leased Premises and shall work with Lessee to schedule same in a manner designed to minimize any such Interference.

         7.03 MAINTENANCE/SERVICE CONTRACT. Lessee; at its own cost and expense, covenants and agrees to enter into regularly scheduled preventive maintenance/service contracts with maintenance contractors for servicing all heating and air conditioning systems, fire alarm systems, and fire sprinkler systems. Each maintenance contractor and contract must be approved in advance by Lessor, such approval not to be unreasonably withheld and given within ten (10) business days following Lessee's written request. The service contract must (i) Include all services suggested by the equipment manufacturer within the operation/maintenance manual; (ii) become effective (and a copy thereof delivered to Lessor) within thirty (30) days of the date Lessee takes possession of the Leased Premises; and (Hi) provide that in the event this Lease expires or Is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Lessor or Lessee without any cost, expense or other liability on the part of Lessor.

         7.04 LESSEE'S WAIVER OF CLAIMS AGAINST LESSOR. Except for Extraordinary Structural Expense Items as set forth in Section 4.06 and ADA expenses as set forth in Section 6.04, Lessor shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Leased Premises or any improvements hereafter erected thereon; provided, however, that if it is determined that the Leased Premises materially violates any rule, code ordinance of any federal, state or local government having proper jurisdiction over the Leased Premises that was In effect as of the Commencement Date, Lessor shall be solely responsible for all costs associated with any alteration or modification to the Leased Premises that causes the Leased Premises to be in compliance with such rule, code or ordinance. Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance management of the Leased Premises and all Improvements hereafter erected thereon, and Lessee hereby waives any rights created by any law now or hereafter in force to make repairs to the Leased Premises or Improvements hereafter erected thereon at Lessor's expense.

         7.05 LESSOR'S RIGHT TO EFFECT REPAIRS, If Lessee should fall to perform any of its -obligations under this Lease, then Lessor. may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance, upon ten (10) days prior written notice to Lessee, during which period Lessee shall have the right to cure any such failure. Any expended by Lessor in effecting such repairs and maintenance shall be due and payable, on demand, supported by documentation verifying actual costs, together with an additional charge of fifteen percent (15%).

                                    ARTICLE 8

                 CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY

         8.01 CONDEMNATION. If all or substantially all of the Leased Premises is taken by virtue of eminent domain or for any public or quasi-public use or purpose, this Lease shall terminate on the date the condemning authority takes possession. If only a part of the Leased Premises Is so taken, this Lease shall, at the election of Lessor, either (i) terminate on the date the condemning authority takes possession by giving notice thereof to Lessee within thirty (30) days after the date of such taking of possession or (ii) continue in full force and effect as to that part of the Leased Premises not so taken and Base Rent with respect to any portion of the Leased Premises or condemned shall be reduced or abated on' a square footage of net rentable area basis.. Each party-shall have the right to pursue any condemnation award attributable to that party. Lessee shall have no, and waives any, claim against Lessor for the value of any unexpired term.

         8.02 DAMAGES FROM CERTAIN CAUSES. Lessor shall not be liable or responsible to Lessee for any loss or damage to any properly or person occasioned by theft, fire, act of God, public enemy, Injunction, riot, strike, insurrection,- war, court order, requisition order of governmental body or authority, or any cause beyond Lessor's control, or for any damage.or inconvenience which may arise through repair or alteration of any part of the Building.

         8.03 FIRE CLAUSE. Lessee covenants and agrees that, In case of damage to or destruction of any of the improvements in, on or about the Leased Premises after the Commencement Date of this Lease, by fire or otherwise, It shall, at Its sole cost and expense, promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article 7 hereof) as may be reasonably acceptable to- Lessor or required by law. Lessee shall forthwith give Lessor written notice, of such damage or destruction upon the occurrence thereof and shall specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, Including the cost of temporary repairs or the protection of the Leased Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred, to as the "Restoration". If the net amount of the insurance proceeds (after deduction of all costs, expense's and fees related to recovery of the Insurance proceeds) recovered and held by Lessor' Is reasonably deemed insufficient by Lessor to complete the Restoration (exclusive of Lessee's personal property and trade fixtures which shall be restored, repaired, or rebuilt out of Lessee's separate funds), Lessee shall, upon Lessor's written request, provide sufficient evidence, in Lessor's sole opinion, of Lessee's ability to pay all remaining amounts necessary for the Restoration and shall thereafter pay such amounts when due. Notwithstanding the foregoing, Lessor may, at its option, elect either to rebuild the Leased Premises at Lessee's expense, or, if all or substantially all of the Leased Premises are destroyed, to terminate this Lease upon sixty (60) days prior written notice to Lessee.

         8.04 INSURANCE POLICIES. Lessee shall maintain (i) policies of insurance covering damage to the Leased Premises and all tenant improvements provided by Lessor or at Lessor's expense in the amount of not less than one hundred percent (100%) of the replacement cost new thereof providing protection against all perils included within the classification of fire and extended coverage, including endorsements for vandalism, malicious mischief, and fire sprinkler leakage; (ii) a policy or policies of comprehensive general liability insurance, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $3,000,000 for personal' injury or death in any one occurrence and of not less than $1,000,000 for property damage in any one occurrence; and (iii) a policy or policies of loss-of-rent/business interruption insurance covering the full amount of Rent due under this Lease for a period of twelve (12) months from the date of the interruption. Lessee shall maintain standard fire and extended coverage insurance on its leasehold improvements and all other additions and improvements (including fixtures) made by Lessee. All insurance policies, required or elected to be maintained by Lessee shall (a) be issued by and binding upon solvent insurance companies licensed to conduct business in the State of North Carolina and rating level "A" and Class "XII" or better by A.M. Best, (b) have all premiums fully paid on or before the due dates, (c);.name Lessor (and/or any mortgagee, if so notified by Lessor in writmg) as an additional insured and loss payee, (d) provide that they shall not be cancelable and/or the coverage thereunder shall not be changed or reduced without at least thirty (30) days advance written notice to Lessor, and (e) include a deductible of not more than $25,000. Lessee shall deliver to Lessor certified copies of all certificates of insurance in a form satisfactory to Lessor not less than thirty (30) days prior to the Commencement Date or the expiration of current policies. Lessee represents that Lessee has and agrees to maintain throughout the Term an on-site safety officer, who, on a regular basis, schedules and has conducted inspections by a fire marshall.

         8.05 HOLD HARMLESS. (a) Lessor shall not be liable to Lessee, its agents, servants, employees, contractors, customers or invitees, for any damage to person or properly caused by (i) the Leased Premises or related improvements or appurtenances or any part thereof becoming out of repair or by defect in or failure of pipes of wiring, or by the backing up on drains or by the bursting or leaking of pipes, faucets or plumbing fixtures or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Building unless caused by the negligence of Lessor, its employees, contractors or agents; or (ii) any act, omission or neglect of Lessee, its agents, servants, employees, contractors, customers and invitees or any other persons whatsoever, and Lessee agrees to indemnify and hold harmless Lessor and its partners, members, agents, directors, managers, officers, and employees from all liability and claims for any such damage, including, without limitation, court costs, actual reasonable attorneys' fees and reasonable costs of investigation. Lessor shall indemnify and save Lessee harmless against and from any and all claims, suits, demands, actions, fines, damages and liabilities, and all costs and expenses thereof (including without limitation, actual reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Leased Premises if caused or occasioned by any acts or' omissions on the part of the Lessor, its agents, contractors, employees, invitees or licensees; provided, however, Lessor shall not be liable for any damage arising from acts or omissions of co-tenants or other occupants of the Building or for any unauthorized or criminal acts of third parties.

                  (b) If either Lessor or Lessee becomes aware of any loss, claim, demand, penalty, fine, damage, response cost, "or liability ("Indemnifying Event") to which it believes it is entitled to indemnification under this Section 8.05 or Section 11.02(i) it shall promptly notify the other party by sending such notice by certified or other controlled mail' to those individuals or entities identified in Section 2.01 (j) The indemnitor shall have sole control over the investigation, defense, remediation, or settlement of any Indemnifying Event so long as the indemnitor acts in good faith with respect to the rights, duties and obligations of the indemnitee; provided, however, in any matter for which the indemnitee may ultimately have full or partial responsibility, the indemnitee may, in its sole discretion, decide to participate in the investigation, defense, remediation or settlement thereof at its own initial expense, subject to the right to seek . reimbursement of actual reasonable attorneys and consultants' fees and expenses, court costs, and all other out-of-pocket costs in the event that it is found to be an Indemnifying Event. Such fees, costs and expenses shall be limited to those directly incurred or suffered by the indemnitee to the. enforcement of the indemnitee's rights with respect to an accrued Indemnifying Event obligation. Upon reasonable notice, the shall provide the indemnitor or shall be allowed reasonable access to the Leased Premises to perform any obligations under this Section 8.05 or
Section 11.02(i).

                  (c) Without limiting any of. the foregoing, under no circumstances shall either party be liable, to the other for any consequential damages (including, but not limited to, loss of business, profits, business opportunities, goodwill, loss of use of the Leased Premises, business interruption, or any cost or expense related thereto) incurred or suffered by Lessor or Lessee under Section 8.05(a) or Section 11.02 (i).


         8.06 WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives to the extent that such waiver will not invalidate any insurance policy maintained by Lessee, any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, members, shareholders, officers, managers and employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, or any personal property of party therein, by reason of fire, the elements, and any other cause which is insured against under the terms of the fire and coverage insurance policies referred to in. Section 8.04 hereof, to the extent that such loss or is recovered under said insurance policies, regardless of cause or origin, including negligence of the other party hereto/ its agents, officers, partners, members, managers, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation such party. If the respective insurers of Lessor and Lessee do not permit such a waiver without an appropriate endorsement to such party's insurance policy, Lessor and Lessee covenant and agree to notify the insurers of the waiver set- forth herein and to secure from each such insurer an appropriate endorsement to its respective insurance policy concerning such waiver.

         8.07 LIMITATION OF LESSOR'S PERSONAL LIABILITY. Lessee agrees to look solely to Lessor's interest in the Building and the Land for the recovery of any judgment against Lessor, and Lessor, its partners, officers, members, managers, directors and employees, shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on.account of liability insurance maintained by Lessor.

                                    ARTICLE 9
               LESSOR'S LIEN, DEFAULT, REMIDIES AND SUBORDINATION

         9.01     INTENTIONALLY DELETED

         9.02 DEFAULT BY LESSEE. If Lessee shall default in the payment of any Rent or other sum to be paid by Lessee under this Lease when due; or Lessee shall default in the performance of any of the other covenants or conditions (including without limitation- maintenance of the Letter of Credit required under Section 9.07) which Lessee is required to observe and to perform under this Lease and such default shall continue for twenty (20) days after written notice to Lessee; or the interest of Lessee under this Lease shall be levied on under execution or other legal process; or any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's, debts or obligations; or Lessee is declared insolvent according to law; or any assignment of Lessee's property shall be made for the benefit of creditors; or if a receiver or trustee is appointed for Lessee or its property; or Lessee shall vacate or abandon the Leased Premises or any part thereof at any time during the Term for a period of fifteen (15) or more continuous days, provided, however, that Lessee shall not be considered to have vacated or abandoned the Leased Premises as long as Lessee continues to pay Rent and fulfill all other obligations under this Lease regardless, of whether Lessee is continuously occupying the Leased Premises or not; or Lessee is a corporation and Lessee shall cease to exist as a corporation in good standing in the state of its incorporation; or Lessee is a partnership or other entity and Lessee shall be dissolved or otherwise liquidated; then Lessor may treat the occurrence of any one or more of the foregoing' events as a breach of this- Lease (provided, no such levy, execution, legal process or petition filed Lessee shall constitute a breach of this Lease if Lessee shall contest the same by appropriate proceedings and shall remove or vacate the within sixty (60) days from the date of its creation, service or filing). Thereupon, at Lessor's option and in addition to all other rights and remedies provided at law or in equity, Lessor may terminate this Lease and repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (a) the cost of recovering the Leased Premises (including attorneys' fees and costs of suit),
(b) the unpaid Rent earned at the time, of termination, (c) the balance of the Rent for the remainder of the Term, (d) any other sum of money, and damages owed by Lessee to Lessor and interest on (a) (b), (c) and (d) above at the rate of the lesser of fourteen percent (14%) (but not less than the prime interest rate plus 2%) per annum or the highest rate allowed by applicable law. At Lessor's sole option, Lessor or Lessor's lender may invoke payment of said damages, in whole or in part, by drawing down the Letter of Credit required under Section
9.07. The provisions of this Section 9.02 and of Section 9.07 shall survive the expiration or earlier termination of this Lease.

         9.03 NON WAIVER. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default and Lessor shall have the right to declare any such default at any time, and take such action as might be lawful or authorized hereunder, either in law or in equity.

         9.04 ATTORNEYS' FEES. In the event either party defaults in the performance- of any of the terms, agreements or conditions contained in this Lease and the other parly places the enforcement or interpretation of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the. Leased Premises, in the hands of an attorney who files suit upon the same, the non-prevailing party agrees to pay the prevailing party's actual reasonable attorney's fees, court costs and expenses.

         9.05 SUBORDINATION ESTOPPEL CERTIFICATE. This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Building, and to ail mortgages which may now or hereafter encumber or affect the Building and to. all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages; provided, at the option of any such lessor or mortgagee, this Lease shall be superior to the lease or mortgage of such lessor or mortgagee. The provisions of this Section be self-operative and shall require no further consent or agreement by Lessee. Lessee agrees, however, to execute and return any estoppel certificate; subordination, non-disturbance and attornment agreement; consent or other agreement reasonably requested by any such lessor or mortgagee, or by Lessor, within ten (10) days after receipt of same, including, without limitation, an estoppel certificate in substantially the form attached hereto as Exhibit F Lessee shall, at the request of Lessor or any mortgagee of Lessor secured by a lien on the Building, furnish such mortgagee and/or lessor with written notice of any default or breach by Lessor at least sixty (60) days prior to the exercise by Lessee of any rights and/or remedies of Lessee hereunder arising out of such default or breach. Notwithstanding anything to the contrary contained in this paragraph, Lessee shall only be obligated to subordinate its rights and interests under the Lease (including, but not limited to, accepting this Lease subject and subordinate to any recorded first mortgage, or deed of lien presently existing or hereafter created upon the Leased Premises) if the holder of any recorded first mortgage or deed of trust lien Lessee a non-disturbance agreement providing that Lessee shall have the right to remain in possession of the Leased Premises in accordance with the terms of the Lease so long as Lessee is not in default hereunder,

         9.06 ATTORNMENT.. If any ground or similar lease or mortgage is terminated or foreclosed, Lessee shall, upon request, attorn to the Lessor under such lease or the mortgagee or purchaser at such foreclosure sale, as the case may be, and execute instrument(s) confirming such attornment. In the event of such a termination or foreclosure and upon Lessee's attornment as aforesaid, Lessee will automatically become the tenant of the successor to Lessor's interest without change in the terms or provisions of this' Lease; provided, such successor to Lessor's interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments for security deposits, if any, or (ii) any amendments or modifications of this Lease made after the date of termination or foreclosure without the prior written consent of such lessor or mortgagee. .

         9.07 LETTER OF CREDIT/GUARANTY. During the initial Term, and for a period of at least sixty (60) days thereafter. Lessee shall either (i) provide and maintain for the benefit of Lessor and Lessor's lender an unconditional and irrevocable letter of credit from a domestic bank with a Standard & Poor's rating of at least an "A" (the "Letter of Credit") and in the form attached hereto as Exhibit I, or otherwise in a form acceptable to Lessor and Lessor's lender, or (ii) cause ABB Asea Brown Boveri Limited to execute a Guaranty in a form acceptable to Lessee, Lessor and Lessor's lender. Lessor hereby represents to Lessee that to the best of its knowledge, the form contained in EXHIBIT I attached hereto has been pre-approved by Lessor's construction and interim lender, Branch Bank and Trust Company, for the duration of such loan. The Letter of Credit shall be provided by Lessee on the date that this Lease is executed. The amount of the Letter of Credit shall be $1,116,544.00 during the first year of the Lease and shall decline annually thereafter as shown in the following schedule:

               Initial Term:
               First Year Amount                                     $1,116,544.00
               Second Year Amount                                    1,042,487.00
               Third Year Amount                                       961,884.00
               Fourth Year Amount                                      874,156.00
               Fifth Year Amount                                       778,673.00
               Sixth Year Amount                                       674,751.00
               Seventh Year Amount                                     561,643.00

         .

In the event that the Letter of Credit is subject to periodic (but not less than annual) renewal, then Lessee shall renew the Letter of Credit not less than ninety (90) days prior to the scheduled renewal date. Furthermore, both Lessee and the issuer of said Letter of Credit shall immediately provide written notice in the event that .said Letter of Credit is not in fact renewed ninety (90) days prior to the scheduled renewal date. Failure to renew said Letter of Credit or to provide notice of failure to renew within the required period shall constitute an event of default hereunder.

                                   ARTICLE 10

                            ASSIGNMENT AND SUBLEASE

         10.01 SUBLEASE. Lessee shall not, voluntarily, by operation of law, or otherwise, sublease the Leased Premises or any part thereof, or allow any person other than Lessee, its employees, agents, servants and invitees, to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Lessor, such consent not to be unreasonably withheld. Lessee shall not have the right to otherwise, assign, transfer, mortgage, pledge or encumber this Lease or the Leased Premises. If Lessee desires to sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such desire at least sixty (60) days in advance of the date on which Lessee desires to make such sublease. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects (a) to terminate this Lease as to the space so affected as of the date so specified by Lessee, in which event Lessee shall be relieved of all further obligations hereunder as to such space, or (b) to permit Lessee to sublet such space (provided, however, if the rent agreed upon between Lessee and sublessee is greater than the Monthly Rent that Lessee must pay Lessor, such excess rent shall be deemed additional rent owed by Lessee and payable to Lessor in the manner that Lessee pays the Rent hereunder), or (c) to refuse to consent to Lessee's subleasing such space to continue this Lease in foil force and effect as to the entire Leased Premises. If Lessor should fail to notify Lessee in writing of such election within the thirty (30) day period, Lessor shall be deemed to have elected option (c) above. - No subletting by Lessee shall relieve Lessee of any obligations under this Lease, and Lessee shall remain fully liable hereunder. If Lessee is not a public company that is registered on a national stock exchange or that is required to register its stock with the Securities and Exchange Commission under Section 12(g) of the Securities and Act of 1934, any change in a majority of the voting rights or other controlling rights or interests" of Lessee shall be deemed an for the purposes hereof. Notwithstanding the foregoing, Lessee shall have the right to assign this Lease or sublet all or any portion of the Leased Premises to an Affiliate without Lessor's consent or to an entity which purchases Lessee's or to an entity which with or is consolidated with Lessee. For purposes of this paragraph, the term "Affiliate" shall mean an entity which controls, is controlled by or under common control with Lessee. There can be no assignment or subletting to an Affiliate or other entity hereunder, however, unless this Lease and the Letter, of Credit referred to in Section 9.07 are in full force effect without any breach or default on the part of the Lessee. If Lessee makes any assignment, sublease, mortgage, pledge or encumbrance, with or without Lessor's written consent, Lessee will remain primarily liable for the performance of all terms of this Lease and the Letter of Credit referred to in Section 9.07.

         -10.02 ASSIGNMENT BY LESSOR. Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Section 6.06 and Section 8.07 hereof) no -further liability or obligation shall thereafter accrue against Lessor under this Lease,.

                                   ARTICLE 11

                            NOTICES AND MISCELLANEOUS

         11.01 NOTICES Except as otherwise provided in this Lease, any statement, notice, or other communication which Lessor or Lessee may desire or is required to give to the other shall be in writing and shall be deemed sufficiently given or rendered if hand delivered, or if sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses for Lessor and Lessee set forth in Subsection 2.01 (j) or at such other address(es) as either party shall designate from time to time by ten (10) days prior written, notice to the other party. . .



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


         11.02 MISCELLANEOUS. (a) This Lease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Lessor, and shall be binding upon and inure to the benefit of Lessee, its legal representatives and successors. Pronouns of any shall include the other genders, and either the singular or the plural shall include the other,

                  (b) All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a North Carolina contract, and all of the ..terms thereof shall be construed according to the laws of the State of North Carolina.

                  (c) This Lease may not be altered changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Lessor" or the "Lessee" hereunder or such party or its counsel is the draftsman of this Lease.

                  (d) . The terms and provisions of EXHIBITS A-1, A-2. B, C, D, E, F, G, H, I, J, AND K described herein and attached hereto are hereby a part hereof for all purposes, provided, however, that, unless otherwise expressly stated, in the event of a conflict between the terms of this Lease and the terms of any Exhibit attached hereto, the terms of this Lease shall control.

                  (e) If Lessee is a corporation, partnership or other entity, Lessee warrants that all consents and approvals required of third parties for the execution, delivery and performance of this Lease have been obtained and that Lessee has the right and authority to enter into and perform its covenants contained in this Lease.

                  (f) (Intentionally Deleted)

                  (g) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law, notwithstanding the invalidity of any other provision hereof.

                  (h) If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all. other payments required to be paid to Lessor by Lessee under the terms of this Lease, Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

                  (i) Lessee has disclosed to Lessor and Lessor acknowledges that Lessee's use of the Leased Premises may involve the use of Hazardous Materials, as hereinafter defined. Any Hazardous Material permitted on the Leased Premises, and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to the Hazardous Material. Lessee shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if such discharge, leak or emission (as is reasonably determined by the Lessor, or any governmental authority) is in violation of applicable law or would require Lessor or Lessee to take any remedial action or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Leased Premises or elsewhere or (b) the condition, use, or enjoyment of the Building or any other real or personal property. Lessee shall make available to Lessor, upon Lessor's written request, Lessee's then current listings and quantities of Hazardous Material stored at the Leased Premises. Lessee shall provide any other related information reasonably requested by Lessor or Lessor's lender. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, products, and their by-products; (d) any substance that is toxic, ignitable, reactive or corrosive, and (e) any substance that is or becomes regulated by any federal, state, or local government authority. Lessee hereby that it shall be fully liable for all costs and related to the use, storage and disposal of Hazardous Material kept on the Leased Premises by the Lessee, and the Lessee shall give immediate notice to the Lessor of any violation or potential violation of the provisions of this Section 11.02 (i). Lessee shall defend, indemnify, and hold harmless Lessor and its agents, from and. against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, actual reasonable attorneys'. . and consultants' fees, court costs, and litigation expenses) of whatever kind or nature related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (b) any personal injury (including, wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material; (c) any lawsuit brought or threatened, settlement reached, or government order related to such Hazardous Material; or (d) any violation of any laws applicable thereto, with regard to the immediately foregoing clauses (a) through (d), arising out of the use, storage or disposal of Hazardous Material kept on the Leased Premises by Lessee. Without limitation of the foregoing, if Lessee causes or permits the presence of any Hazardous Material on the Leased Premises that results in contamination which is in violation of applicable law or would require Lessor or Lessee to take any remedial action, Lessee shall promptly, at its sole expense, take any and all required actions to return the Leased Premises to the condition necessary to comply with environmental standards of the appropriate federal, state or local government agency or political subdivision. Lessee shall not be prevented or prohibited hereunder from taking such remedial action as it reasonably believes to be required by applicable law or any regulatory authority. Lessee shall promptly notify Lessor of any such remedial action. Lessee and Lessor agree that, at Lessors option, environmental testing be completed immediately prior to the expiration of the Term to determine that no contamination has occurred during the Term. If the test results indicate that contamination has been introduced into the soil or ground water on or under the Leased Premises and that such contamination has been caused by Lessee, then Lessee shall promptly take all actions at Lessee's sole expense as are necessary to return the Leased Premises to the condition necessary to comply with environmental standards of the appropriate federal, state or local government agency or political subdivision. Lessor may also conduct annual environmental testing if Lessor deems such testing necessary. All costs of any environmental testing hereunder shall be paid by Lessee if any contamination of the soil or ground water is found to have been caused by Lessee, or by Lessor if no such contamination is found. The provisions of this Section 11.02 (i) shall be in addition to any other obligations and. liabilities Lessee may have to Lessor at law or equity and shall survive the transactions contemplated herein and shall survive the expiration or earlier termination of this Lease.


                  (j) Lessee is prohibited from recording this Lease and may record a memorandum thereof only with the prior written consent of Lessor.

                  (k) Lessor agrees to provide Lessee with 280 parking spaces within the Leased Premises at no additional charge. In the event that Lessee adds active loading docks, then the number of parking spaces shall be reduced accordingly.

(1) "Square feet" or "square foot" as used in this Lease is the approximate gross area of the Building

(m) Lessor agrees to pay to the Broker(s) named in Subsection 2.01(k) a real estate broker a real estate brokerage commission only as set forth in separate listing and/or commission agreement(s) between Lessor and the named Broker(s). Lessor and Lessee each hereby represent and warrant to the other that they have not employed any other agents, brokers or other parties in connection with this Lease, and each agrees that it shall hold the other harmless from and against any and all claims of all other agents, brokers or other parties claiming by, through or under the respective indemnifying party.

                  (n) As part of the Tenant Improvement set forth in EXHIBIT C attached hereto, Lessor shall permit Lessee to have signage on the building or on the ground; provided, however, any such signage shall comply with the rules, regulations, and ordinances of any governmental entity having proper jurisdiction over the Building and Project.
















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


                                   ARTICLE 12
                  ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES

                  12.01 ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES. LESSEE AND LESSOR AGREE THAT THIS LEASE AND THE EXHIBITS ATTACHED HERETO CONSTITUTE THE ENTIRE AGEEMENT OF THE PARTIES AND ALL PRIOR CORRESPONDENCE, MEMORANDA, AGREEMENTS AND UNDERSTANDINGS (WRITTEN AND ORAL) ARE MERGED INTO AND SUPERSEDED BY THIS LEASE AND THERE ARE AND NO VERBAL REPRESENTATIONS, WARRENTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES MADE BY LESSOR OR LESSEE IN CONNECTION WITH THIS LEASE. LESSEE AND LESSOR FURTHER AGREE THAT THERE ARE NO, AND LESSEE EXPRESSLY WAIVES ANY AND ALL WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE OR IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THE LEASE.

IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.
                                LESSOR:

                                       Eastpark Group II, L.L.C., a North
                                       Carolina limited liability company (SEAL)


                                       By: Capital Associates Limited
                                           Partnership, Manager (SEAL)

                                By:      /S/ Hugh D. Little
                                   ---------------------------------------------



                                LESSEE:

                                       ABB Power T&D Company Inc., a Delaware
                                       Corporation


                                By:      /S/ John G. Reckleff
                                   ---------------------------------------------

                                        Name:  John  G. Reckleff
                                             -----------------------------------

                                Title:          VP
                                      ------------------------------------------










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








                                   EXHIBIT A-1

                    SCHEMATIC PLAN(S) OF THE LEASED PREMISES






































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


TOPOGRAPHIC SURVEY OF
LOT 67, ROGERS PARK






























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


                                    EXHIBIT B


                    ACCEPTANCE OF LEASED PREMISES MEMORANDUM

Lessor and Lessee hereby agree that:

1. Except for those Items shown on the attached "punch list, which Lessor shall use its best efforts to remedy within _______ (_) days after the date hereof, Lessor has fully completed the construction work required of Lessor under the terms of the Lease and the Work Letter attached as Exhibit C. thereto.

2. The Leased Premises are tenantable, Lessor has no further obligation "for construction (except as specified above), and'Lessee acknowledges that the Leased Premises are satisfactory in all respects. - .

3. The Commencement Date of the Lease is hereby-agreed to be ______________ 19__.

4. The Expiration Date of the Lease is hereby agreed to be ________, 19 ; provided, however, that if the Commencement Date Is other than the first day of the month, the Expiration Date shall nevertheless be the last day of the last . month of the Term. All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged. - '. . Agreed and Executed this ____ day of ____________, 19


                                         LEESSEE: ABB Power T&D Company Inc., a
                                                  Delaware Corporation
                                         By:
                                         Name
                                         Title

(Corporate Seal)                   .
ATTEST:
By:
    ------------------------










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


                                    Exhibit C

                              Work Letter Agreement

1. Tenant Improvement Allowance: Lessor shall provide Lessee with a tenant improvement allowance in the amount of One Million Four Hundred Fourteen Thousand Two Hundred Twenty-Four Dollars ($1,414,224.00) (the "Allowance") to pay for all costs incurred by Lessor for the construction of any tenant improvements to the shell condition of the Leased Premises as set forth below.

2. Shell Condition: Lessor shall, at its sole cost and expense, perform or have performed, all work necessary to construct, or supply the necessary inventory to complete, the Leased Premises to its shell condition. The "shell condition" of the Leased Premises shall consist of the items enumerated under the sections "Sitework" and "Building" and the corresponding exhibits attached thereto in Exhibit D. Technical Data, of the Lease, which is incorporated herein by reference in its entirety. In constructing the shell condition, Lessor hereby warrants that Lessor shall use quality materials and construction techniques normally utilized in constructing a shell building, and related sitework, of this type. Any improvements made to the shell condition of the Leased Premises shall be deemed "Tenant Improvements". Lessee has already notified Lessor, and Lessor has already agreed to modify the shell condition as shown in Exhibit K attached to the Lease and described as follows: (i) change round columns to rectangular columns like those at 13000 Weston Parkway - $14,228.00, (ii) change the soffits over the storefront on the three diagonal corners (only) from one foot to approximately five feet deep like those at 13000 Weston Parkway - $37,840.00, (iii) add 8' x 9' aluminum windows on the rear (in the future dock door locations) - $1,495.00 EACH, and (iv) add 6' x 6' aluminum windows on the ends - unit price to be determined. The changes described above, and adding landscape irrigation if elected by Lessee, to the shell condition shall be deemed Tenant Improvements and shall be paid for out of the Allowance.

3. Design: Lessor shall cause an architect and one or more engineers, each of whom shall be designated by Lessor at its sole discretion, to prepare architectural, plumbing, mechanical, and electrical plans sufficiently detailed for pricing, approval and construction of the Tenant Improvements ("the Detailed Plans"). All partitions, doors, hardware, ceiling tile, window coverings, plumbing, HVAC, lighting fixtures, switches, outlets and life safety items shall be designed in Lessor's standard manner. Carpet, paint, wall covering, and millwork shall be designed in Lessor's standard manner, unless otherwise directed by Lessee. Lessee may request Tenant Improvements over and above those normally constructed or provided by Lessor, and Lessor shall approve Lessee's request for such Tenant Improvements, provided that they will not interfere with the operation of the Building, affect the outside appearance of the Building, or adversely affect the Building's structural, plumbing, mechanical, or electrical systems. Lessee shall furnish to Lessor all information and technical data reasonably necessary for the preparation of the Detailed Plans in a reasonable time from the date of Lessor's request therefore, so as not to delay the design, pricing, approval, and construction of the Tenant Improvements. Notwithstanding anything to the contrary contained herein, Tenant Improvements to be paid for from the Allowance shall include plumbing, fire protection, HVAC, and electrical infrastructure reasonably necessary for future multi-tenant occupancy. Tenant Improvements to be paid for from the Allowance shall also be generic and not special purpose, and suitable for reuse by future tenants of a multi-tenant "flex" building, as reasonably determined by Lessor and Lessee. For example, the preliminary plan attached to the Lease as Exhibit J is deemed to be generic and not special purpose, and is deemed to be suitable for reuse by future tenants of a --------- multi-tenant "flex" building. Notwithstanding anything to the contrary contained herein, the cost of the design (architectural and engineering) and construction of any Tenant Improvements (i) which are not generic and which are special purpose ("Extra Work"), or (ii) which exceed the amount of the Allowance, shall be paid for by Lessee upon receipt of Lessor's invoice therefor, and shall not be paid out of the Allowance.

4. Construction: Lessor shall cause a general contractor or contractors designated by Lessor at its sole discretion, to price and to construct the Tenant Improvements. Lessor will use its best efforts to coordinate construction of the Tenant Improvements with construction of the shell condition, so that the Allowance can be used efficiently; provided, however, that such obligation is contingent upon Lessee providing all information and making all decisions with respect to the design and construction of the Tenant Improvements in a timely manner.

5. Approval of Detailed Plans and Cost: Prior to commencing construction of the Tenant Improvements, Lessor shall submit to Lessee for Lessee's approval (i) the Detailed Plans, and (ii) an itemized cost statement for the design and construction the Tenant Improvements. Such cost statement shall not include any mark-up for Lessor, but shall include the actual cost to Lessor of any materials or fixtures to be utilized, all that have been or will be purchased directly by Lessor. Such cost statement shall include all costs associated with any contractor's general conditions, permits, taxes, insurance, and fees. Within ten
         (10) business days after its receipt of the cost statement and the Detailed Plans, Lessee shall approve the Detailed Plans and cost statement in writing, subject to any modifications or changes in the Detailed Plans requested by Lessee. Notwithstanding anything to the contrary contained herein, if the cost of constructing the Tenant Improvements as approved by Lessee exceeds the Allowance, then Lessee shall pay Lessor the amount of such excess cost within ten (10) business days of receipt of Lessor's invoice therefor. If the cost of constructing the Tenant Improvements as approved by Lessee is less than the Allowance, Lessee shall not be entitled to any refund; provided, however, that at any time during the initial Lease Term, Lessor shall apply any remaining portion of the Allowance to any additional Tenant Improvements, or alterations thereto, made by Lessee during the initial Term of the Lease, until the full amount of the Allowance has been spent.

6. Delay. The Commencement Date, Expiration Date, and commencement of installments of Monthly Base Rent will not be postponed or delayed as a result of:

         a. Lessee's failure to furnish information in accordance with Paragraph 3;


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


         b. Lessee's failure to approve the Detailed Plans in accordance with Paragraph 5;
         c. Lessee's failure to approve the cost statement and any excess cost as provided in Paragraph 5;
         d. Changes to the Detailed Plans requested or caused by Lessee after Lessee's approval of the Detailed Plans in accordance with Paragraph 5;
         e. Lessee's failure to adhere to the Development Schedule, set forth in Exhibit E, herein, or;
         f. Any other delay from any other cause attributable to Lessee, its agents, consultants, contractors, subcontractors or employees.

7. Lessee's Access to Leased Premises. Lessor will permit Lessee and its agents reasonable access to the Leased Premises during normal business hours prior to the date specified for the Commencement Date so that Lessee may perform itself or through its own contractors, who have been approved in advance by Lessor, such work as Lessee may desire to prepare the Leased Premises for its use, including, without limitation, setting up office furniture and equipment. This license to enter prior to the Commencement Date is conditioned on the following:

         a. Lessee or Lessee's contractors working in harmony and not interfering with Lessor's contractors or with any other lessee or its contractors; and
         b. Lessee delivering to Lessor prior to commencement of any work in the Leased Premises by Lessee or its contractors, and at least 30 days prior to the expiration of any policy, satisfactory certificates of insurance for each contractor evidencing worker's compensation and comprehensive general liability insurance for bodily injury and property damage in amounts, with companies, and on forms satisfactory to Lessor.

         If at anytime the entry by Lessee or its contractors, in Lessor's sole judgment, causes disharmony or interference with Lessor's construction activities in the Leased Premises or with any other lease, Lessor may withdraw this license by giving written notice to Lessee. If Lessor withdraws this license, Lessee shall immediately cause its contractors to cease operations in and withdraw from the Leased Premises until Lessor completes its work. Any entry by Lessee or its contractors is subject to all of the terms, covenants, provisions, and conditions of the Lease except the covenant to pay Monthly Rent. Lessor shall not be liable in any way for any injury, loss, or damage that may occur to Lessee, its employees, contractors, agents or to any of Lessee's tenant improvements made prior to the Commencement Date, which are made solely at Lessee's risk. Lessee shall indemnify, defend, and hold harmless Lessor and its contractors, Building manager, agents and employees from any and all claims, demands, and actions arising from activities of Lessee and its contractors, workmen, mechanics, agents and employees.

8. Warranties. For a period of one (1) year after the date of substantial completion or the Commencement Date, whichever occurs first, Lessor shall cause the repair or replacement of any defects in material or workmanship in the Building or Tenant Improvements installed by Lessor and shall pay all reasonable costs of enforcing any warranty, guaranty or bond covering or agreeing to remedy such defect (a "Warranty"). On the first anniversary or the date of substantial completion or the Commencement Date, whichever occurs first, Lessor shall assign any and all rights of Lessor in and to any Warranty in effect for items the repair, replacement, and/or maintenance of which Lessee has assumed responsibility under this Lease. Lessor shall thereafter assist Lessee in the enforcement of any such Warranty(ies) assigned to Lessee. The obligations of Lessor set forth above are contingent upon Lessee notifying Lessor of the existence of any such defect as soon as reasonably practicable after the date Lessee discovers such defect. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANT-ABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE TENANT IMPROVEMENTS EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8. The Lessee's sole remedy for the breach of any applicable warranty shall be the remedy set forth in this Section 8. Lessee agrees that no other remedy, including without limitation, incidental or consequential damages for lost profits, injury to person or property or any other incidental or consequential loss shall be available to Lessee.

9. Compliance with Certain Requirements. At any time before, during, and after construction, Lessor may require changes to the Detailed Plans in order to comply with applicable building codes, other governmental requirements, and insurance requirements. Neither Lessor's nor Lessee's approval of the Detailed Plans is a warranty that the Detailed Plans comply with applicable building codes, other governmental requirements, and insurance requirements.

10. Delay. Lessee and Lessor recognize that time is of the essence and that Lessee will suffer financial loss if the Building and Leased Premises are not substantially completed and a certificate of occupancy for the Leased Premises is not obtained by the Target Commencement Date, as extended for any Excused Delay (as defined below). The parties also recognize the delay, expense and difficulty involved in proving actual loss suffered by Lessee if the Building is not substantially completed and a certificate of occupancy is not obtained for the Leased Premises by the Target Commencement Date, as extended for any Excused Delay (as defined below). Therefore, if the Building is not substantially completed and a certificate of occupancy is not obtained for the Leased Premises on or before January 1, 1998, then Lessor hereby agrees to pay to Lessee as liquidated damages and not as a penalty, One Thousand Dollars ($1,000.00) for each calendar day after the Target Commencement Date, as extended for any Excused Delay (as defined below), that the Building is not substantially completed and a certificate of occupancy is not obtained for the Leased Premises; provided, however, that one
         (1) business day shall be added to the Target Commencement Date for every day of delay caused by (i) inability to obtain or delay in obtaining any required approval permit or license from any governmental authority or private entity having proper jurisdiction; (ii) Lessee's failure to provide in a timely manner necessary information, decisions, review and approvals, including any action or inaction by Lessee described in Section 6 of this Work Letter, (iii) inclement weather (no time for weather related delays is included in the construction time); (iv) war, riot, labor and material shortage, strikes and acts of God; and (v) any other event not due to Lessor's negligence (individually and collectively an "Excused Delay").

                                    EXHIBIT D

                                 TECHNICAL DATA

     SITEWORK
         Paving and walks as generally shown on the attached site plan. Exhibit
             D-1.
         Curb and gutter in front, but not in back.
         Grading to balance cut and fill.
         Piped storm drainage on front.
         Surface storm drainage on back, including runoff from downspouts. Domestic water service (3" line and 2" meter) stubbed off just inside of building.
         Fire water service (size as required) for fire hydrants and stubbed off just inside of building of building for ordinary hazard fire sprinkler system
         Sanitary sewer service (6") stubbed off just inside of building.
         Two (2) four-inch (4") conduits for telecommunications stubbed off just inside of building.
         Electrical service stubbed off just inside of building.
         Gas service stubbed off just inside of building.
         No signage is included. No landscaped irrigation is included. Landscaping will meet or exceed City ordinance.

BUILDING
         Floor plan as generally shown on the attached Exhibit D-2.
         Elevation as generally shown on the attached Exhibit D-3.
         16'-0 Clear height.
         Spread footings to support structure.
         Structure composed of beams, columns, and joists.
         Metal roof deck is 1.5", type B", 22ga., painted.
         Slab on grade is 5" thick (3000 PSI concrete), with stone base and wire mesh.
         Architectural tilt panels are 5-1/2" thick (3000 PSI concrete)
             with reveals.
         Included is 15 each, 20" round columns to support the spandrel panels at storefronts.
         R-14.3 insulation, with single ply (45 mil), and ballast roof (not a
             Factory Mutual roof system).
         No rear doors are included (dock area), or access steps.
         Tilt panels will be texture painted (Trico-plex).
         344 LF of 1'-0 wide sheetrock/framing soffit is included above the storefronts. (Also 1'-6" fascia).
         344 LF of 9'-0 high storefront (STD metal framing, and anodized aluminum).
         32 ea., 6' x 6' windows are included on front. None on back.
         Items specifically not included:
             Interior wall insulation (building walls are uninsulated).
             Plumbing.
             Sprinkler (fire).
             HVAC.
             Electrical.
         Roof slopes from front to back with exposed gutters and downspouts on back. No parapet on back. Front has 1'0" high parapet above roof. HVAC equipment installed on the roof may be visible from public streets. Three storefront entrances are included. Each may be either a single door or a pair of doors. Horizontal architectural reveals as generally shown on the building elevation attached as EXHIBIT D-3.

                                  EXHIBIT D-L

                                    SITE PLAN

                                  EXHIBIT D-2

                                   FLOOR PLAN

                                   EXHIBIT D-3

                                    ELEVATION

                                    EXHIBIT E
                              DEVELOPMENT SCHEDULE

                                    EXHIBIT F

                          FORM OF ESTOPPEL CERTIFICATE

The undersigned_________________________________________"Lessee", in

consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby certifies to ________________________________________ ("Lessor"), [the holder or prospective holder of any mortgage covering the property] (the "Mortgagee") and [vendee under any contract of sale with respect to the Property] (the "Purchaser") as follows:

        1. Lessee and Lessor executed a certain Lease Agreement (the "Lease"), dated ____________________, 19____,

covering the building located at_________________________________ known as and by the street number ___________________________________________ (the "Leased
Premises"), for a term commencing on _________________________, 19_____ , and expiring on ________________________________________________.


        2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

        3. Lessee has accepted and is now in possession of the Leased Premises and is paying the full Rent under the Lease.

        4. The Base Rent payable under the Lease is $___________________ per month. The Base Rent and all Additional Rent and other charges required to be paid under the Lease have been paid for the period up to and including
___________________.

        5. No Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

        6. All work required under the Lease to be performed by Lessor has been completed to the full satisfaction of Lessee.

        7. There are no defaults existing under the Lease on the part of either Lessor or Lessee.

        8. There is no existing basis for Lessee to cancel or terminate the Lease.

        9. As of the date hereof, there exist no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

        10. Lessee affirms that any dispute with Lessor giving rise to a claim against Lessor is a claim under the Lease only and is subordinate to the rights of the holder of all first lien mortgages on the Leased Premises and shall be subject to all the terms, conditions and provisions thereof. Any such claims are not offsets to or defenses against enforcement of the Lease.

        11. Lessee affirms that any dispute with Lessor giving rise to a claim against Lessor is a claim under the Lease only and is subordinate to the rights of the Purchaser pursuant to any contract of sale. Any such claims are not offsets to or defenses against enforcement of the Lease.

        12. Lessee affirms that any claims pertaining to matters in existence at the time Lessee took possession and which are known to or which were then readily ascertainable by Lessee shall be enforced solely by money judgment and/or specific performance against the Lessor named in the Lease and may not be enforced as an offset to' or defense against enforcement of the Lease.

        13. There are no actions, whether voluntary or otherwise, pending against or contemplated by Lessee under the bankruptcy laws of the United States or any state thereof.

        14. There has been no material adverse change in Lessee's financial condition between the date hereof and the date of the execution and delivery of the Lease.

        15. Lessee acknowledges that Lessor has informed Lessee that an assignment of Lessor's interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice payments under the Lease may continue as heretofore.

        16. Lessee acknowledges that Lessor has informed Lessee that Lessor has entered into a contract to sell the Property to Purchaser and that no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Purchaser has been obtained.

        17. This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property and/or to disburse additional funds to Lessor under the terms of its agreement with Lessor, knowing that said Purchaser and Mortgagee rely upon the truth of this certificate in making and/or maintaining such purchase or mortgage or disbursing such funds, as applicable.

        18. Except as modified herein, all other provisions of the Lease are hereby, ratified and confirmed.

                               LESSEE:



                               ABB Power T&D Company Inc., a Delaware
                               Corporation





                               By: ______________________________

                               Name: ____________________________

                               Title: ___________________________

(Corporate Seal)            Date: _____________________________

ATTEST:

By:  ______________________

                                    EXHIBIT G

                                 RENEWAL OPTIONS

         As long as Lessee is not in default in the' performance of any of the covenants or conditions of this Lease at the time of exercise of each renewal option or at the time of commencement of each renewal term, each as described below, Lessee shall have the option to renew the Term of this Lease for two (2) successive periods of five (5) additional years each (the first five (5) years, the "First Renewal Term" and the second five (5) years, the "Second Renewal Term", each a "Renewal Term"). Lessee shall exercise each of such options to renew by delivering written notice of such election to Lessor at least twelve
(12) months prior to the expiration of the initial Term and, if applicable, the First Renewal Term. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except as follows:

         (a) (I) The Monthly Base Rent for the first year of the First Renewal Term shall be determined in the last month of the final year of the initial Lease Term and shall be an amount equal to the Monthly Base Rent for months eight (8) through twelve (12) of the Lease as set forth in Section 2.01(d of the Lease, escalated by the cumulative change in the Consumer Price Index - U.S. City Average-All Items-Clerical and Wage Earner (1982 - 84 = 100) as published by the Bureau, of Labor Statistics United States Department of Labor (the "CPI from the fourth (4th) month immediately preceding the first full month of the initial Lease Term to the third (3rd) to the last month in the last year of the initial Lease Term, as expressed in the following formula:

                [[(CPI 1-CPI 0)/(CPI 0)] + 1.0] times [ the Monthly Base Rent for months eight (8) through twelve (12) of the Lease), where

                CPI 1 = CPI for the month that is three (3) months prior to the expiration of the initial Lease Term

                CPI 0 = CPI for the month that is four (4) months prior to the first full month of the initial Lease Term.

The resulting figure will be the amount of the Monthly Base Rent for the first year of the First Renewal Term. For example, if the initial Lease Term ends on February 28, 2005, then the applicable CPI would be the index published for the month of November, 2004. In addition, if the initial Lease Term begins on December 15, 1997, and the first full month is January, 1998, then the applicable CPI would be the index published for the month of September, .1997. Therefore, for purposes of determining the Monthly Base Rent for the first year of the First Renewal Term, the cumulative change in the CPI would be measured from September, 1997 through November, 2004.

(ii) The Monthly Base Rent for the first year of the Second Renewal Term shall be determined in the last month of the final year of the First Renewal Term and shall be an amount equal to the Monthly Base Rent for months eight (8) through twelve (12) of the Lease as set forth in Section 2.0 1(d of the Lease, escalated by the cumulative change in the CPI from the fourth (4th) month immediately preceding the first full month of the initial Lease Term to the third (3rd) to the last month in the last year of the First Renewal Term, as expressed in the following formula:

                [[(CP1 1 - CPI 0)/(CPI 0)] + 1.0] times [ Monthly Base Rent for months eight (8) through twelve (12) of the Lease], where

                CPI 1 = CPI for the month that is three (3) months prior to the expiration of the First Renewal Term

                CPI 0 = CPI for the month that is four (4) months prior to the first month of the initial Lease Term.

         The resulting figure will be the amount of the Monthly Base Rent for the first year of the Second Renewal Term.

(b) The Monthly Base Rent for years two (2) through five (5) of the First Renewal Term, and for years two (2) through five (5) of the Second Renewal Term shall each be determined in the last month of the previous lease year and shall be an amount equal to the Monthly Base Rent for the then current lease year escalated by the change in the CPI from the third (3rd)' to the last month of the previous lease year to the third (3rd) to the last month of the current lease year, as expressed in the following formula:

                [[(CPI 1 - CPI 0)/(CPI 0)] + 1 .0] times [the Monthly Base Rent for the current lease year], where

                CPI 1= CPI for the month that is three (3) months prior to the expiration of the current lease year

                CPI 0=CPI for the month that is three (3) months prior to the expiration of the previous lease year.

         The resulting figure will be the amount of the Monthly Base Rent for the following lease year.

(c) Notwithstanding the foregoing, the Monthly Base Rent for the first year of either Renewal Term shall not be less than the Monthly Base Rent for the preceding year.

(d) Lessee shall have no option to renew this Lease beyond the expiration of the Second Renewal Term.

(e) Lessee shall not have the right to assign its renewal rights beyond the initial Term to any sublessee of the Leased Premises, nor may any such sublessee exercise such renewal rights beyond the initial Term.

(f) The Leased Premises shall be provided in its then existing condition (on an "as is" basis) at the time each renewal term commences.

(g) If (a) the CPI ceases using the l982-84 base, or (b) a substantial change is made in the number of items used in determining the CPI and Lessor and Lessee agree that the CPI no longer accurately reflects the purchasing power of the US dollar, or (c) the publication of the CPI shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the CPI together with information which will make possible the conversion to the new index in computing the Monthly Base Rent for the years described above. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, Lessor shall select and thereafter use such other index, or comparable statistics on the cost of living, as shall be computed and published by an agency of the United States, or by a responsible financial periodical or recognized authority. If no new index is selected as provided herein, then the Monthly Base Rent for the years described above shall thereafter be increased by an amount equal to three percent (3%) of the Monthly Base Rent payable in the prior lease year of the Term.

                                    EXHIBIT H

                              Intentionally Deleted

                                    EXHIBIT I

                                LETTER OF CREDIT

                                 (FOR FORM ONLY)

                                  (PAGE 1 OF 3)

                                    EXHIBIT I

                                LETTER OF CREDIT

                                 (FOR FORM ONLY)

                                  (PAGE 2 OF 3)

                                    EXHIBIT I

                                LETTER OF CREDIT

                                 (FOR FORM ONLY)

                                  (PAGE 3 OF 3)

                                    EXHIBIT J

                             PRELIMINARY SPACE PLAN

                                    EXHIBIT K

                       MODIFICATION TO THE SHELL CONDITION

                                  (PAGE 1 OF 3)

                                    EXHIBIT K

                       MODIFICATION TO THE SHELL CONDITION

                                  (PAGE 2 OF 3)

                                    EXHIBIT K

                       MODIFICATION TO THE SHELL CONDITION

                                  (PAGE 3 OF 3)

STATE OF NORTH CAROLINA
                                          LEASE ASSIGNMENT,
WAKE COUNTY                         ASSUMPTION AND MODIFICATION
                                              AGREEMENT

         THIS LEASE ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT (the "Agreement") dated the 1st day of May, 2003, is made by and among ABB INC., a Delaware corporation, formerly known as both ABB Automation, Inc. and ABB Power T&D Company ("Assignor"), ELSTER ELECTRICITY, LLC, a Delaware limited liability company authorized to conduct business in the State of North Carolina ("Assignee" or "Tenant") and EASTPARK GROUP II, L.L.C., a North Carolina limited liability company (known as Lessor in the Lease, but to be referred to as "Landlord" hereinafter).

         WHEREAS, Assignor, as the tenant thereunder, and Landlord entered into that certain Lease Agreement dated May 6, 1997 (the "Lease"), pursuant to which Assignor agreed to lease from Landlord approximately 58,926 square feet of flex space at the building located at 208 South Rogers Lane, Raleigh, North Carolina 27610 (the "Leased Premises" or the "Building'). (The Lease is incorporated herein by reference in its entirety. Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Lease); and

         WHEREAS, Assignee purchased all of the assets and assumed all of the liabilities of the meters division of Assignor, including the Lease, effective as of December 4, 2002 (the "Transfer"); and

         WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Lease to Assignee, effective December 4, 2002; and

         WHEREAS, Assignee desires to assume all of the duties, liabilities and obligations of the Lease effective December 4, 2002, and Landlord desires to consent to such assignment; and

         WHEREAS Tenant desires to exercise its option to extend the Term of the Lease for the Building for a seven (7) year and three (3) month period from the Effective Date (as defined below), but on the terms and conditions contained herein and not as set forth in EXHIBIT G of the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the Lease by (i) extending the Term for a period of seven (7) years and three (3) months from the Effective Date of this Agreement, (ii) resetting the Base Rent, (iii) setting forth a new Renewal Option, and (iv) setting forth the amount of the Letter of Credit to be provided by Tenant, all on the terms and conditions contained herein; and

         WHEREAS, Assignor desires to consent to the amendments and modifications set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, which are incorporated herein by reference, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Effective as of December 4, 2002, Assignor hereby assigns, delegates, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Lease and Assignee accepts such assignment, delegation, transfer and conveyance from Assignor.

        2. Effective as of December 4, 2002, and in reliance on the representations, warranties and covenants set forth herein and in the Lease, Assignee hereby assumes the Lease from Assignor and covenants to perform and fulfill all of Assignor's duties, liabilities and obligations under the Lease.

        3. Effective as of December 4, 2002, Landlord hereby consents to the assignment to and assumption of the Lease by Assignee as set forth in this Agreement, and Landlord acknowledges that this Agreement constitutes an amendment to the Lease substituting Assignee for Assignor under the Lease for all purposes, except that Assignor, in accordance with the terms of this Agreement, shall remain liable for the performance of all obligations under the Lease arising or accruing on or before February 28, 2005 (the "Release Date"), the date on which the original term of the Lease was to expire, including but not limited to the payment of all Rent and other sums due to Landlord if Assignee fails to make any such payment(s) when due.

        4. Until the Release Date (i) Assignee may not amend or modify the Lease without notice to, and express written consent of, Assignor and (ii) any amendment or modification made without Assignor's express written consent first obtained shall be null and void and without force and effect.

        5. Assignor indemnifies and agrees to hold Assignee harmless from and against any claims, defaults by Assignor or liabilities (including, without limitation, leasing commissions, court costs and attorneys' fees) under the Lease first arising or accruing before, or any events under the Lease resulting from a default by Assignor or any act or failure to act on the part of Assignor first occurring before December 4, 2002, and further indemnifies Assignee for any loss, cost of expense as a result of any misrepresentation in any representation, warranty or certificate made by Assignor in this Assignment. Assignee indemnifies and agrees to hold Assignor harmless from and against any claims, defaults by Assignee or other liabilities (including, without limitation, court costs and attorneys' fees) under the Lease resulting from a default by Assignee or any act or failure to act on the part of

Assignee first arising or accruing on or after, or any events under the Lease first occurring on or after, December 4, 2002.

        6. Landlord agrees that if Assignee defaults under the Lease on or before the Release Date, Landlord will give Assignor notice of such default and the same period for Assignor to cure any such default, as set forth in the Lease.

        7. Landlord acknowledges that except as referenced above, prior to this Agreement there have been no amendments, modifications or supplements to the Lease.

        8. Landlord acknowledges that the Lease is in full force and effect.

        9. Landlord acknowledges that, to the best knowledge of Landlord, as of December 4, 2002 Assignor was the tenant under the Lease, with the sole and exclusive right to use and occupy the Leased Premises thereunder, was in possession of the Leased Premises thereof, and had the right pursuant to the terms of the Lease to enter into an assignment of the lease with the consent of the Landlord.

        10. Effective as of May 1, 2003 (the "Effective Date"), the Lease is hereby amended to reflect Tenant's extension of the Term for seven (7) years and three (3) months from the Effective Date of May 1, 2003.

        (a) Landlord and Tenant further acknowledge and agree that effective as of the Effective Date (May 1, 2003), the Annual Base Rent for the Building shall be reset as set forth below. Therefore, effective as of the Effective Date, Sub-Section 2.01(d) of the Lease (Basic Lease Provisions) is hereby deleted in its entirety and replaced with the following:

        Subsection 2.01(d) Commencing May 1, 2003, the Annual Base Rent for the Building shall be reset to equal Five Hundred Three Thousand Four Hundred Forty-nine Dollars and Sixty-eight Centers ($503,449.68), and that from the Effective Date through the end of the Term, as such has been revised herein, the Annual Base Rent shall be as follows:

                (Base Rent chart appears on the following page.)

        -----------------------------------------------------------------------------------------------------------
                                             Price Per
                                               Square         Square
                     Dates                      Foot           Feet        Annual Base Rent     Monthly Base Rent
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/03 through 4/30/04                 $8.54          58,926     $503,449.68           $41,954.14
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/04 through 4/30/05                 $8.80          58,926     $518,553.12           $43,212.76
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/05 through 4/30/06                 $9.06          58,926     $534,109.68           $44,509.14
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/06 through 4/30/07                 $9.34          58,926     $550,132.92           $45,844.41
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/07 through 4/30/08                 $9.62          58,926     $566,636.88           $47,219.74
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/08 through 4/30/09                 $9.90          58,926     $583,635.96           $48,636.33
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/09 through 4/30/10                 $10.20         58,926     $601,145.04           $50,095.42
        --------------------------------- ----------------- ------------ --------------------- --------------------
        5/1/10 through 7/31/10                 $10.51         58,926     $619,179.36           $51,598.28
        --------------------------------- ----------------- ------------ --------------------- --------------------



        (b) Tenant shall continue to be responsible for Additional Rent payments as provided in the Lease;

        (c) Effective as of the Effective Date, Subsection 2.01(f) of the Lease
(Term) is hereby deleted in its entirety and replaced with the following:
"Subsection 2.01(f) Term: 12 Years and 6 Months"; and

        (d) Effective as of the Effective Date, the second (2nd) line of Subsection 2.01(g) of the Lease (Expiration Date) is hereby deleted in its entirety and replaced with the following: "Subsection 2.01(g) Expiration Date of July 31, 2010".

        11. Landlord acknowledges and agrees that effective as of the Release Date, Assignor shall be automatically released and fully discharged under this Lease and will no longer have any liability under the Lease, except with respect to any damages arising or accruing on or before the Release Date for which Assignor is liable.

        12. Landlord acknowledges and agrees that the Letter of Credit Landlord is currently holding pursuant to the Lease for the Building shall remain in place through ninety (90) days following the Release Date. Landlord and Tenant further acknowledge and agree that Tenant shall provide Landlord with a new Letter of Credit in form acceptable to Landlord and Tenant on or before March 1, 2005, in the amounts set forth below:

         --------------------------------------------------------------------------------------------
                            Dates                               Amount of Letter of Credit

         -------------------------------------------- -----------------------------------------------
                   3/1/05 through 2/28/06                             $1,157,238.00
         -------------------------------------------- -----------------------------------------------
                   3/1/06 through 2/28/07                             $1,054,421.00
         -------------------------------------------- -----------------------------------------------
                   3/1/07 through 2/29/08                              $944,395.00
         -------------------------------------------- -----------------------------------------------
                   3/1/08 through 2/28/09                              $778,181.00
         -------------------------------------------- -----------------------------------------------
                   3/1/08 through 2/28/10                              $551,050.00
         -------------------------------------------- -----------------------------------------------
                   3/1/10 through 10/31/10                             $206,392.00
         -------------------------------------------- -----------------------------------------------


         Landlord and Tenant acknowledge and agree that the Letter of Credit shall remain in place through the entire Term of the Lease, as such may be extended pursuant to EXHIBIT G-1, as set forth therein, and for ninety (90) days beyond the expiration of the Term.

        13. Landlord and Tenant acknowledge and agree that the Term of the Lease has been renewed and extended, as set forth herein. Therefore, effective as of the Effective Date, EXHIBIT G of the Lease is hereby amended by deleting the renewal options set forth therein, and inserting the Renewal Option as set forth in and defined in EXHIBIT G-1, which is attached hereto and incorporated herein by reference in its entirety.

        14. Assignor acknowledges that, as of the date hereof, to the best knowledge of Assignor, Landlord has complied with all of Landlord's obligations to be performed under the Lease, Landlord is not in default thereunder and Assignor has no claims against Landlord thereunder.

        15. Landlord acknowledges that, as of the date hereof, to the best knowledge of Landlord, Assignor has complied with all of Assignor's obligations to be performed under the Lease, Assignor is not in default thereunder and Landlord has no claims against Assignor thereunder.

        16. Landlord acknowledges that all Base Rent and any Additional Rent due and owing under the Lease as of the date hereof have been paid.

        17. Landlord acknowledges that no Base Rent or Additional Rent has been prepaid for more than one(1) month in advance.

        18. Within ten (10) days after a written request therefor by Assignee, Landlord agrees, without further consideration or expense, to use its best efforts to cause the holder of any Deed of Trust encumbering the Leased Premises to execute and deliver to Assignee a customary non-disturbance and attornment agreement in form acceptable to Assignee.

        19. Each of the parties to this Agreement hereby acknowledges that this Agreement shall be effective as of December 4, 2002 (with the parties' acknowledgement that this is not the "Effective Date" as defined in Section 10 of this Agreement), even though it was not executed until the Execution Date.

        20. This Agreement is declared to be a North Carolina contract, and all of the terms herein shall be construed according to the laws of the State of North Carolina.

        21. Any and all notices that are or may be required to be given pursuant to the terms of this Agreement or the Lease shall be sent by Registered or Certified Mail, Return Receipt Requested, to the parties hereto at their respective addresses.



      Landlord:
      Eastpark Group II, L.L.C.                  Assignee:                               Assignor:
      c/o Capital Associates                     Elster Electricity, LLC                 ABB, Inc.
      1100 Crescent Green, Suite 115             208 Rogers Lane                         501 Merritt 7
      Cary, North Carolina 27511                 Raleigh, North Carolina 27610           Norwalk, CT 06851
      Attn:  Thomas R. Huff                      Attn:  John Southerland                 Attn:  A.P. Karlbereg
      (919) 233-9901                             (919) 212-5049                          Ph: (203) 750-2211

                                                 For Accounts Payable:
                                                 Elster Electricity, LLC
                                                 201 Rogers Lane
                                                 Raleigh, North Carolina 27610
                                                 Attn:  Accounts Payable

        22. Except as hereinabove modified, the original terms and conditions of the Lease shall remain in full force and effect.

        23. This Agreement shall be binding upon the parties, their representatives, heirs, successors and assigns.

        24. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

        25. Contemporaneously with execution of this Agreement, Landlord and Tenant hereby agree to execute, in recordable form, that certain Memorandum of Lease attached hereto and incorporated herein by reference as EXHIBIT A.

        26. Assignor hereby consents and approves all of the amendments and modifications to the Lease contained in this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.


                         Assignor:
                         ABB Inc., a Delaware corporation

                         By:_/s/A.P. Karlbert_______________________________
                         Name: _____________________________
                         Title: Assistant Secretary


                         Assignee/Tenant:
                         Elster Electricity, LLC, a Delaware limited liability company

                         By: /s/ Raymond Schmitt
                         Name: _____________________________
                         Title: VP & CFO


                         Landlord:

                         Eastpark Group II, L.L.C., a North Carolina limited liability company

                         By: Capital Associates Limited Partnership, a North Carolina limited partnership, Manager

                                      By: /s/ Hugh D. Little
                                      General Partner

                                    EXHIBIT A


                               MEMORANDUM OF LEASE

-----------------------------------------------------------------------------
Prepared by and return to: Trent E. Jernigan, Womble Curlyle Sandridge & Rice,
                           PLLC One West Fourth Street, Winston-Salem, NC 27101

NORTH CAROLINA                      )
                                    )
WAKE COUNTY                         )

         THIS MEMORANDUM OF LEASE made this ___ day of ________, 2003, by and between EASTPARK GROUP, II, L.L.C., a North Carolina limited liability company, hereinafter referred to as "Landlord", and ELSTER ELECTRICITY, LLC, a Delaware limited liability company, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:


        WHEREAS, ABB Inc., formerly known as both ABB Automation, Inc. and ABB Power T&D Company, as tenant ("Assignor"), and Landlord entered into a certain Lease dated May 6, 1997 ("Lease");

        WHEREAS, Landlord, Assignor and Tenant entered into that certain Lease Agreement, Assumption and Modification Agreement dated the __ day of _________, 2003 ("Agreement").

        NOW, THEREFORE, in consideration specified in said Lease and Agreement, the parties hereto do hereby enter into this Memorandum of Lease in accordance with the provisions of General Statute 47-118. The terms of said original Lease are as follows:

        (1) The term of the Lease as extended by the Agreement shall expire on July 31, 2010. The Agreement provides for one (1) additional renewal term of five (5) years, creating a final expiration date of July 31, 2015;

        (2) The real estate which is the subject of the Lease as amended by the Amendment is that certain 58,926 square feet of flex space in the building located at 208 South Rogers Lane, Raleigh, North Carolina 27610; and

        (3) The remaining provisions set forth in the Lease and the Agreement entered into between the hereinabove referenced parties are hereby incorporated into this Memorandum of Lease the same as if herein set out.



                           EXECUTION PAGES TO FOLLOW

        IN TESTIMONY WHEREOF, the parties hereto have caused this Memorandum of Lease to be executed.

                             LANDLORD:

                             EASTPARK GROUP II, L.L.C.

                             By: Capital Associates Limited Partnership, a North Carolina limited partnership, Manager


                                     By: __________________________
                                            Hugh D. Little, General Partner


                             TENANT:

                             ELSTER ELECTRICITY, LLC


                             By:________________________________
                             Name: _____________________________
                             Title: ______________________________

STATE OF NORTH CAROLINA             )
COUNTY OF  _______________          )

         I, ___________________________, a Notary Public of _____________
County, State of North Carolina, do hereby certify that __________________________, Manager of EASTPARK GROUP, II, L.L.C., a North Carolina Limited Liability Company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for and on behalf of said limited liability company.

        WITNESS my hand and notarial seal or stamp, this ___ day of _______________,


                             ------------------------------------
                             Notary Public

My Commission Expires:

--------------------------

[Notarial Seal/Stamp]


-----------------------------------------------------------------------------

STATE OF NORTH CAROLINA             )
COUNTY OF  _______________          )

         I, ___________________________, a Notary Public of _____________
County, State of North Carolina, do hereby certify that __________________________, Member of ELSTER ELECTRICITY, LLC, a Delaware Limited Liability Company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for and on behalf of said limited liability company.

        WITNESS my hand and notarial seal or stamp, this ___ day of _______________,



                             ------------------------------------
                             Notary Public

My Commission Expires:

--------------------------

[Notarial Seal/Stamp]

                                   EXHIBIT G-1

                                 RENEWAL OPTION

         As long as Tenant is not in default in the performance of its covenants under this Lease at the time of exercise of this renewal option or at the time of commencement of the renewal, then Tenant is granted the option to renew the Term of this Lease for a period of five (5) additional years (the "Renewal Term"), to commence at the expiration of the Term of this Lease. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord at least twelve (12) months prior to the expiration of the Term. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rent during the Renewal Term shall be the current rental rate Tenant is then paying, escalated by three percent (3%) per year commencing with the scheduled escalation (May 1st) during the first (1st) year of the Renewal Term, and continuing for each year thereafter (May 1st of each subsequent year) during the Renewal Term, (b) Tenant shall have o option to renew this Lease beyond the expiration of the Renewal Term, (c) Tenant shall not have the right to assign its renewal rights to any subtenant of the Leased Premises or assignee of the Lease, nor may any such subtenant or assignee exercise such renewal rights, (d) the leasehold improvements will be provided in their then existing condition (on an "as it" basis) at the time the Renewal Term commences, and(e) the amount of the Letter of Credit during the Renewal Term shall be as follows (and remain in place for ninety [90] days beyond the end of the Renewal Term):


        --------------------------------------------------------------------------------------------------
                              Dates                                  Amount of Letter of Credit

        --------------------------------------------------- ----------------------------------------------
                      8/1/10 through 7/31/11                                $1,341,555.00
        --------------------------------------------------- ----------------------------------------------
                      8/1/11 through 7/31/12                                $1,222,363.00
        --------------------------------------------------- ----------------------------------------------
                      8/1/12 through 7/31/13                                $1,094,812.00
        --------------------------------------------------- ----------------------------------------------
                      8/1/13 through 7/31/14                                 $902,125.00
        --------------------------------------------------- ----------------------------------------------
                     8/1/14 through 10/31/15                                 $638,818.00
        --------------------------------------------------- ----------------------------------------------